UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

June 17, 2014
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
----------------------------------------------------	---------------------------------------------
Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
----------------------------------------------------	---------------------------------------------
Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
---------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

ITEM 7.01:	REGULATION FD DISCLOSURE

The information in this report is being furnished (i) pursuant to Regulation FD, and (ii) pursuant to item 12 Results of Operation and Financial Condition (in accordance with SEC interim guidance issued March 28, 2003).  In accordance with General Instructions B.2 and B.6 of Form 8-K, the information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, as amended. The furnishing of the information set forth in this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

On June 17, 2014, John Wiley & Sons Inc., a New York corporation (the “Company”), issued a press release announcing the Company’s financial results for the fourth quarter of fiscal year 2014. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated.  Exhibit 99.10 is a copy of the slides furnished at the fourth quarter fiscal year 2014 earnings presentation.

Exhibit No.	Description

99.1           Press release dated June 17, 2014 titled “Wiley Reports Fourth Quarter and Fiscal Year 2014 Results” (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

99.10         Press release slideshow presentation (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

Investor Contact:                                               Media Contact:
Brian Campbell, Investor Relations                 Linda Dunbar, Media Relations
201.748.6874                                                        201.748.6390
brian.campbell@wiley.com                               ldunbar@wiley.com

Wiley Reports Fourth Quarter and Fiscal Year 2014 Results

•	Fourth quarter adjusted revenue of $457 million, up 2% on a constant currency basis
•	Fiscal year adjusted revenue of $1,775 million, up 4% on a constant currency basis
•	Percent of revenue in Fiscal Year 2014 (FY14) from digital knowledge and knowledge-enabled services increased to 55% from 51% a year earlier
•	Fourth quarter adjusted EPS of $0.77, up 4% on a constant currency basis
•	Fiscal year adjusted EPS of $3.05, up 4% on a constant currency basis
•
Fiscal Year 2015 outlook of mid-single-digit revenue growth and EPS in a range of $3.25 to $3.35, including a 10-cent per share dilutive earnings impact from recently acquired CrossKnowledge and Profiles International

June 17, 2014 (Hoboken, NJ) – John Wiley & Sons, Inc. (NYSE: JWa and JWb), a global provider of knowledge and knowledge-enabled services that improve outcomes in research, professional practice, and education, today announced the following results for the fourth quarter and fiscal year 2014, ending April 30, 2014:

Change
$ millions	FY14	FY13	Excluding FX	Including FX
ADJUSTED
Revenue Q4 Full Year	$457 $1,775	$441 $1,715	2% 4%	4% 3%
EPS Q4 Full Year	$0.77 $3.05	$0.71 $2.92	4% 4%	8% 4%
US GAAP
Revenue Q4 Full Year	$457 $1,775	$446 $1,761	1% 1%	3% 1%
EPS Q4 Full Year	$0.60 $2.70	$0.13 $2.39	338% 12%	362% 13%
Please see the attached financial schedules for more detail

Management Commentary
“We are very pleased with our operational performance this year, including our continued progress in expanding Wiley’s depth and breadth as a provider of knowledge-enabled solutions,” said Steve Smith, President and CEO of Wiley.  “We exceeded our annual guidance for adjusted revenue growth and earnings, successfully executed on our restructuring plans to achieve a lower and more flexible cost structure, and recently acquired two companies that position Wiley to become a solutions leader in professional learning and development.  Our share of revenue from print books is down to 29%, and through organic investment and targeted acquisitions, and by integrating content, technology, and services, we have accelerated our strategy to provide professionals, students, and researchers with valued solutions that serve their needs from education through employment.”

Fiscal Year 2015 Outlook
Wiley’s fiscal year 2015 outlook is for mid-single-digit revenue growth and EPS in a range of $3.25 to $3.35, including a 10-cent per share dilutive earnings impact from recently acquired CrossKnowledge and Profiles International.

Fourth Quarter Summary
•
Adjusted revenue on a constant currency basis rose 2% to $457 million. Adjusted revenue excludes $5 million of revenue from the divested consumer publishing programs in the prior year.  Education (+10%) and Research (+2%) drove results, offsetting a 2% decline in Professional Development.  Revenue grew 1% on a US GAAP basis excluding foreign exchange.

•
Adjusted earnings per share (EPS) on a constant currency basis grew 4% to $0.77.  Adjusted EPS excludes certain one-time or unusual items in both years as further described in the attached reconciliation of US GAAP to Adjusted EPS.  The divested consumer publishing programs did not have a material impact on EPS in the prior year period. US GAAP EPS for the fourth quarter was $0.60 vs. $0.13 in the prior year.

•
Wiley acquired Profiles International in the quarter for $51 million.  After the quarter closed, Wiley acquired CrossKnowledge for $175 million.  Profiles International, a pre-hire assessment and talent management provider, reported $27 million of revenue and over $5 million of EBITDA in its fiscal year ending December 31, 2013.  CrossKnowledge, a learning solutions provider focused on leadership and managerial skills development, reported over $37 million of revenue and $9 million of EBITDA in its fiscal year ending June 30, 2013. The acquisitions were financed with cash-on-hand and capacity available under our revolving credit facility.

•
Wiley recorded an additional restructuring charge of $15.4 million ($0.17 per share) this quarter related to its previously announced restructuring program.  Including this charge, Wiley has recorded $67.2 million in restructuring charges since the program was announced in January 2013.  Plans have been completed to achieve $80 million in run rate savings, beginning in FY15.  Approximately half of these savings will be reinvested in the business.

•	Share repurchases: In the quarter, Wiley repurchased 437,800 shares for $24.8 million, an average cost of $56.79 per share.

Fiscal Year Summary
•
Adjusted revenue on a constant currency basis grew 4% over prior year to $1,775 million. Adjusted revenue excludes the prior year revenue of the divested consumer publishing programs ($45.6 million of revenue in FY13).  Education (+12%) and Research (+3%) drove results, offsetting a 2% decline in Professional Development.  Revenue grew 1% on a US GAAP basis.

•
Adjusted EPS on a constant currency basis grew 4% to $3.05.  Adjusted EPS excludes certain one-time or unusual items in both years further described in the attached reconciliation of US GAAP to Adjusted EPS. The divested consumer publishing programs did not have a material impact on EPS in the prior year period.  US GAAP EPS for fiscal year 2014 was $2.70 vs. $2.39 in the prior year.

•
Adjusted shared services and administrative costs grew 7% for the year to $420.2 million, driven primarily by higher investment in technology (+13%). Higher incentive compensation accruals offset savings from the restructuring program.

•
Free Cash Flow of $250 million was $22 million (+10%) ahead of the prior year.  Improved earnings and lower disputed income tax deposits paid to the German government more than offset cash payments related to restructuring.  In addition, higher accrued incentive compensation in the current period (reflected in Other Liabilities) offset the benefit from accelerated collections in the prior period (reflected in Deferred Revenue).

•
Net Debt and Cash Position:  Net debt (long-term debt less cash and cash equivalents) at the end of April was $214 million, down from $339 million at the end of the prior year.  Net debt to EBITDA was at 0.5x on a trailing twelve month (ttm) basis.  Cash and cash equivalents as of April 30, 2014, were $486 million.  Note that the CrossKnowledge acquisition ($175 million purchase price) closed on May 1.

•
Share repurchases: In fiscal year 2014, Wiley repurchased 1.25 million shares for $63.4 million, an average cost of $50.79. As of April 30, the Company had nearly 3.3 million shares remaining in the repurchase program announced in June 2013.

•	Dividend: In June 2013, Wiley increased its quarterly dividend by 4% to $0.25. It was the 20th consecutive annual increase, and followed a 20% increase in June 2012.

Adjusted Results
The Company provides financial measures referred to as “adjusted” revenue, contribution to profit,  and EPS, which exclude restructuring charges, operating results from divestitures, impairment charges, gain on the sale of publishing programs, and certain one-time tax benefits and charges. Variances to adjusted revenue, contribution to profit, and EPS exclude FX impacts unless otherwise noted. Management believes the exclusion of such items provides additional information to facilitate the analysis of results.  These non-GAAP measures are not intended to replace the financial results reported in accordance with GAAP.

Foreign Exchange (“FX”)
Throughout this report, references are made to variances “excluding foreign exchange” or “on a constant currency basis”; such amounts exclude both period-over-period currency translation effects and transactional gains and losses.

RESEARCH
•
Revenue:  Fourth quarter revenue on a constant currency basis rose 2% to $296.8 million, driven by journal subscription revenue growth (+2%), author-funded open access (+$3.6 million), and digital books (+32%). Partially offsetting this growth was a 9% decline in print book revenue and 5% decline in other revenue, which includes corporate reprints, backfiles, rights income, and advertising.  For the year, revenue on a constant currency basis was up 3% to $1,044 million, driven by journal subscriptions (+4%), open access (+$11.5 million), and digital books (+27%).

•
Adjusted Contribution to Profit: Fourth quarter adjusted contribution to profit (after allocated shared services and administrative costs) grew 3% on a constant currency basis to $104.8 million, with revenue growth and restructuring savings offsetting higher accrued incentive compensation and additional operating costs related to business growth.  Adjusted contribution to profit excludes restructuring charges.  For the year, adjusted contribution to profit (after shared services and administrative costs) grew 4% to $315.7 million, excluding the impact of foreign exchange.

•
Calendar Year 2014 Journal Subscriptions:   At the end of April, calendar year 2014 journal subscriptions were up 2% on a constant currency basis, with 96% of targeted business closed for the 2014 volume year.

•
Society Business:  16 society journals were renewed in the quarter with combined annual revenue of $7.9 million; there were no new signings or journals lost.  In the fiscal year, Wiley signed 7 new journals worth $10.6 million annually, renewed 85 journals with combined annual revenue of $39.7 million, and lost 11 journals worth $6.9 million annually.

PROFESSIONAL DEVELOPMENT
•
Adjusted Revenue:  Fourth quarter adjusted revenue declined 2% to $93.0 million. Adjusted revenue excludes revenue from the divested consumer publishing programs ($5 million) in the prior year period.  Adjusted revenue performance was driven by a decline in print books (-10%) and digital books (-8%), which offset growth in online training and assessment.   Revenue performance was aided by a one-month revenue contribution of $1.9 million from the April 1 acquisition of Profiles International, a pre-hire assessment provider.  Excluding that contribution, online training and assessment grew 31%.  Within book revenue, weakness in the Technology and Consumer categories offset growth in Business and Finance. For the year, adjusted revenue on a constant currency basis was down 2% to $363.9 million.

•
Adjusted Contribution to Profit:  Fourth quarter adjusted contribution to profit (after allocated shared service and administrative costs) grew 58% to $9.5 million due to restructuring savings and higher margin solutions revenue, offsetting the decline in the combined revenues for print and digital books.  Adjusted contribution to profit excludes restructuring charges and the operating results, gains/ losses, and impairment charges from the divestment of the consumer publishing program in the prior year.  For the year, adjusted contribution to profit (after shared services and administrative costs) grew 50% to $32.2 million, excluding the impact of foreign exchange.

•
Acquisitions:  In fiscal year 2014, Wiley acquired Elan Guides, an early-stage CFA test preparation company (terms undisclosed), and Profiles International, a provider of employment assessment and talent management solutions (for $51 million).  On May 1, 2014, Wiley acquired CrossKnowledge, a learning solutions provider focused on leadership and managerial skills development, for $175 million.

EDUCATION
•
Revenue:  Fourth quarter revenue rose 10% on a constant currency basis to $67.2 million.  Revenue growth from online program management (+19%), digital books (+40%), and WileyPLUS (+18%) offset a decline in print textbooks (-5%).  In fiscal year 2014, Education revenue increased 12% on a constant currency basis to $367.0 million, due primarily to the mid-year acquisition of Deltak in fiscal year 2013. For the year, strong growth in WileyPLUS, digital books, and binder and custom products mostly offset a decline in print textbooks.

•
Adjusted Contribution to Profit:  Fourth quarter adjusted contribution to profit (after allocated shared service and administrative costs) declined slightly to a seasonal loss of $8.6 million, reflecting higher accrued incentive costs. Adjusted contribution to profit excludes restructuring charges.  For the year, adjusted contribution to profit (after shared services and administrative costs) increased 2% to $50.8 million, excluding the impact of foreign exchange. Revenue growth and restructuring savings were offset by higher accrued incentive costs and dilution from Deltak.

•
Online Program Management (OPM):  Deltak secured one new university partner in the quarter (George Washington University), bringing the total number of institutions under contract to 37. As of April 30, 2014, Deltak had 122 programs generating revenue and 52 programs under contract and in development but not yet generating revenue.   As of April 30, 2013, Deltak had 31 university partners, 100 revenue-producing programs, and 46 programs in development.

(Please see the attached tables for more information, including Quarter and Year-to-Date Segment Revenue Statistics by Product/Service and Subject Category)

Earnings Conference Call
•	Scheduled for today, June 17, at 10:00 a.m. (EDT)
•	Access the webcast at www.wiley.com> Investor Relations> Events and Presentations, or http://www.wiley.com/WileyCDA/Section/id-370238.html
•	U.S. callers, please dial (888) 481-2877 and enter the participant code 8811232#
•	International callers, please dial (719) 325-2323 and enter the participant code 8811232#
•	An archive of the webcast will be available for a period of up to 14 days

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities and (x) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

About Wiley
Wiley is a global provider of knowledge and knowledge-enabled services that improve outcomes in areas of research, professional practice, and education.  Through the Research segment, the Company provides digital and print scientific, technical, medical, and scholarly journals, reference works, books, database services, and advertising. The Professional Development segment provides digital and print books, online assessment and training services, and test prep and certification.  In Education, Wiley provides education solutions including online program management services for higher education institutions and course management tools for instructors and students, as well as print and digital content.

JOHN WILEY & SONS, INC.
UNAUDITED SUMMARY OF OPERATIONS
FOR THE FOURTH QUARTER AND TWELVE MONTHS ENDED
APRIL 30, 2014 AND 2013
(in thousands, except per share amounts)

FOURTH QUARTER ENDED APRIL 30,

	2014			2013			% Change
	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjustments (A-D)	Adjusted	US GAAP	Adjusted excel. FX

Revenue	$457,089	-	457,089	445,854	(5,196)	440,658	3%	2%

Costs and Expenses
Cost of Sales	126,173	-	126,173	133,640	(4,363)	129,277	-6%	-4%
Operating and Administrative	256,366	-	256,366	243,315	(2,497)	240,818	5%	5%
Restructuring Charges (A)	15,395	(15,395)		24,452	(24,452)	-
Impairment Charges (B)	-	-	-	15,158	(15,158)	-
Amortization of Intangibles	11,613	-	11,613	11,578	-	11,578	0%	-2%

Total Costs and Expenses	409,547	(15,395)	394,152	428,143	(46,470)	381,673	-4%	2%

Loss on Sale of Consumer Publishing Programs (C)	-	-	-	(3,846)	3,846	-

Operating Income	47,542	15,395	62,937	13,865	45,120	58,985	243%	3%
Operating Margin	10.4%		13.8%	3.1%		13.4%

Interest Expense	(3,568)	-	(3,568)	(3,521)	-	(3,521)	1%	1%
Foreign Exchange Gain (Loss)	(337)	-	(337)	(442)	-	(442)	-24%	-1%
Interest Income and Other	690	-	690	1,045	-	1,045	-34%	-34%

Income Before Taxes	44,327	15,395	59,722	10,947	45,120	56,067	305%	2%

Provision (Benefit) for Income Taxes (A-D)	8,436	5,331	13,767	2,996	10,553	13,549	182%	-3%

Net Income	$35,891	10,064	45,955	7,951	34,567	42,518	351%	4%

Earnings Per Share- Diluted	$0.60	0.17	0.77	0.13	0.58	0.71	362%	4%

Average Shares - Diluted	59,925	59,925	59,925	59,543	59,543	59,543

TWELVE MONTHS ENDED APRIL 30,

	2014			2013			% Change
	US GAAP	Adjustments (A,B,E)	Adjusted	US GAAP	Adjustments (A-E)	Adjusted	US GAAP	Adjusted excl. FX

Revenue	$1,775,195	-	1,775,195	1,760,778	(45,555)	1,715,223	1%	4%

Costs and Expenses
Cost of Sales	506,879	-	506,879	532,232	(29,868)	502,364	-5%	1%
Operating and Administrative	969,456	-	969,456	933,148	(14,615)	918,533	4%	6%
Restructuring Charges (A)	42,722	(42,722)	-	29,293	(29,293)	-
Impairment Charges (B)	4,786	(4,786)	-	30,679	(30,679)	-
Amortization of Intangibles	44,679	-	44,679	41,982	(53)	41,929	6%	6%

Total Costs and Expenses	1,568,522	(47,508)	1,521,014	1,567,334	(104,508)	1,462,826	0%	4%

Net Gain on Sale of Consumer Publishing Programs (C)	-	-	-	5,983	(5,983)	-

Operating Income	206,673	47,508	254,181	199,427	52,970	252,397	4%	1%
Operating Margin	11.6%		14.3%	11.3%		14.7%

Interest Expense	(13,916)	-	(13,916)	(13,078)	-	(13,078)	6%	6%
Foreign Exchange Gain (Loss)	(8)	-	(8)	(2,041)	-	(2,041)	-100%	-2%
Interest Income and Other	2,785	-	2,785	2,614	-	2,614	7%	7%

Income Before Taxes	195,534	47,508	243,042	186,922	52,970	239,892	5%	1%

Provision (Benefit) for Income Taxes (A-E)	35,024	26,457	61,481	42,697	21,621	64,318	-18%	-5%

Net Income	$160,510	21,051	181,561	144,225	31,349	175,574	11%	3%

Earnings Per Share- Diluted	$2.70	0.35	3.05	2.39	0.52	2.92	13%	4%

Average Shares - Diluted	59,514	59,514	59,514	60,224	60,224	60,224

See the accompanying Notes to Unaudited Financial Statements for a description of each Adjustment.

JOHN WILEY & SONS, INC.
FOR THE FOURTH QUARTER AND TWELVE MONTHS ENDED
APRIL 30, 2014 AND 2013

RECONCILIATION OF US GAAP TO ADJUSTED EPS - DILUTED (UNAUDITED)

		Fourth Quarter Ended		Twelve Months Ended
		April 30,		April 30,
		2014	2013	2014	2013

US GAAP Earnings Per Share - Diluted		$0.60	$0.13	$2.70	$2.39
Adjusted to exclude the following:
	Restructuring Charges (A)	(0.17)	(0.27)	(0.48)	(0.33)
	Impairment Charges (B)	-	(0.19)	(0.06)	(0.35)
	Gain (Loss) on Sale of Consumer Publishing Programs (C)	-	(0.06)	-	0.04
	Operational Results of Divested Consumer Programs (D)	-	(0.02)	-	0.01
	One-time Tax Charge on Recorded Tax Reserves (E)	-	(0.04)	-	(0.04)
	Deferred Income Tax Benefit on UK Rate Change (E)	-	-	0.18	0.14

Adjusted Earnings Per Share - Diluted		$0.77	$0.71	$3.05	$2.92

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Adjustments:
(A)
RESTRUCTURING CHARGES: The adjusted results for the fourth quarter of fiscal years 2014 and 2013 exclude restructuring charges related to the Company's Restructuring and Reinvestment Program of $15.4 million ($10.1 million after tax, $0.17 per share) and $24.5 million ($16.3 million after tax, $0.27 per share), respectively.  The adjusted results for the twelve months ended April 30, 2014 and 2013 exclude restructuring charges related to the Restructuring and Reinvestment Program of $42.7 million ($28.3 million after tax, $0.48 per share) and $29.3 million ($19.8 million, $0.33 per share), respectively.

(B)
Impairment Charges: The adjusted results for the fourth quarter and twelve months ended April 30, 2013 exclude asset impairment charges related to certain controlled circulation publishing programs in the Company's Research business and certain technology investments of $15.2 million ($11.4 million after tax, $0.19 per share).  In addition, the twelve months ended April 30, 2014 exclude asset impairment charges related to certain technology investments of $4.8 million ($3.4 million after tax, $0.06 per share) and the twelve months ended April 30, 2013 exclude asset impairment charges related to the divested Professional Development consumer publishing programs of $15.5 million ($9.6 million after tax, $0.16 per share).

(C)
Gain/Loss on Sale of Consumer Publishing Programs: The adjusted results for the fourth quarter and twelve months ended April 30, 2013 exclude a loss on sale of certain Professional Development consumer publishing programs of $3.8 million ($3.6 million after tax, $0.06 per share).  The twelve months ended April 30, 2013 also exclude a $9.8 million gain ($6.2 million after tax, $0.10 per share) on the sale of the Company's travel publishing program.

(D)
Operating Results of Divested Consumer Programs: The adjusted results for the fourth quarter and twelve months ended April 30, 2013 exclude the operating results of the divested Professional Development consumer publishing programs sold in fiscal year 2013.

(E)
One-time Tax Charge on Recorded Tax Reserves: The adjusted results for the fourth quarter and twelve months ended April 30, 2013 exclude a tax charge of $2.1 million ($0.04 per share) due to published IRS tax positions related to the Company's ability to take certain deductions in the U.S.

Deferred Income Tax Benefit on UK Rate Change: The adjusted results for the twelve months ended April 30, 2014 and 2013 exclude deferred tax benefits of $10.6 million ($0.18 per share) and $8.4 million ($0.14 per share), respectively. The tax benefits are associated with tax legislation enacted in the United Kingdom that reduced the U.K. corporate income tax rates by 3% and 2%, respectively.  The benefits reflect the remeasurement of the Company's deferred tax balances to the new income tax rates of 21% effective April 1, 2014 and 20% effective April 1, 2015 and had no current cash tax impact.

Non-GAAP Financial Measures:
In addition to providing financial results in accordance with GAAP, the Company has provided adjusted financial results that exclude the impact of other nonrecurring items described in more detail throughout this press release.  These non-GAAP financial measures are labeled as "Adjusted" and are used for evaluating the results of operations for internal purposes.  These non-GAAP measures are not intended to replace the presentation of financial results in accordance with GAAP.  Rather, the Company believes the exclusion of such items provides additional information to investors to facilitate the comparison of past and present operations. Unless otherwise noted, adjusted amounts in the attached schedules include foreign exchange.

JOHN WILEY & SONS, INC.
UNAUDITED SEGMENT RESULTS
FOR THE FOURTH QUARTER AND TWELVE MONTHS ENDED
APRIL 30, 2014 AND 2013
(in thousands)

FOURTH QUARTER ENDED APRIL 30,

	2014			2013			% Change
	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjustments (A-D)	Adjusted	US GAAP	Adjusted excl. FX
Revenue
Research	$296,817	-	296,817	283,146	-	283,146	5%	2%
Professional Development	93,037	-	93,037	100,135	(5,196)	94,939	-7%	-2%
Education	67,235	-	67,235	62,573	-	62,573	7%	10%

Total	$457,089	-	457,089	445,854	(5,196)	440,658	3%	2%

Direct Contribution to Profit
Research	$137,307	3,184	140,491	120,339	12,862	133,201	14%	3%
Professional Development	21,966	7,026	28,992	14,729	11,793	26,522	49%	9%
Education	5,269	516	5,785	4,678	1,119	5,797	13%	8%

Total	$164,542	10,726	175,268	139,746	25,774	165,520	18%	4%

Contribution to Profit (After Allocated Shared Services and Admin Costs)
Research	$101,663	3,184	104,847	86,844	12,862	99,706	17%	3%
Professional Development	2,438	7,026	9,464	(5,849)	11,793	5,944	-	58%
Education	(9,151)	516	(8,635)	(9,318)	1,119	(8,199)	2%	-3%

Total	$94,950	10,726	105,676	71,677	25,774	97,451	32%	6%

Unallocated Shared Services and Admin. Costs	(47,408)	4,669	(42,739)	(57,812)	19,346	(38,466)	-18%	11%

Operating Income	$47,542	15,395	62,937	13,865	45,120	58,985	243%	3%

Total Shared Services and Admin. Costs by Function
Distribution	$(26,202)	3,421	(22,781)	(28,989)	4,307	(24,682)	-10%	-9%
Technology Services	(50,165)	777	(49,388)	(55,943)	9,233	(46,710)	-10%	5%
Finance	(12,087)	(321)	(12,408)	(11,988)	1,982	(10,006)	1%	23%
Other Administration	(28,546)	792	(27,754)	(28,961)	3,824	(25,137)	-1%	10%
Total	$(117,000)	4,669	(112,331)	(125,881)	19,346	(106,535)	-7%	5%

TWELVE MONTHS ENDED APRIL 30,

	2014			2013			% Change
	US GAAP	Adjustments (A,B)	Adjustetd	US GAAP	Adjustments (A-D)	Adjusted	US GAAP	Adjusted excl. FX
Revenue
Research	$1,044,349	-	1,044,349	1,009,825	-	1,009,825	3%	3%
Professional Development	363,869	-	363,869	416,495	(45,555)	370,940	-13%	-2%
Education	366,977	-	366,977	334,458	-	334,458	10%	12%

Total	$1,775,195	-	1,775,195	1,760,778	(45,555)	1,715,223	1%	4%

Direct Contribution to Profit
Research	$447,139	7,774	454,913	420,963	15,828	436,791	6%	4%
Professional Development	98,725	11,860	110,585	86,678	16,056	102,734	14%	8%
Education	107,956	891	108,847	103,828	1,288	105,116	4%	7%

Total	$653,820	20,525	674,345	611,469	33,172	644,641	7%	5%

Contribution to Profit (After Allocated Shared Services and Admin. Costs)
Research	$307,893	7,774	315,667	286,506	15,828	302,334	7%	4%
Professional Development	20,382	11,860	32,242	5,446	16,056	21,502	-	50%
Education	49,868	891	50,759	50,745	1,288	52,033	-2%	2%

Total	$378,143	20,525	398,668	342,697	33,172	375,869	10%	6%

Unallocated Shared Services and Admin. Costs	(171,470)	26,983	(144,487)	(143,270)	19,798	(123,472)	20%	18%

Operating Income	$206,673	47,508	254,181	199,427	52,970	252,397	4%	1%

Total Shared Services and Admin. Costs by Function
Distribution	$(102,139)	6,012	(96,127)	(106,578)	4,500	(102,078)	-4%	-5%
Technology Services	(197,289)	14,020	(183,269)	(171,105)	9,489	(161,616)	15%	13%
Finance	(45,261)	561	(44,700)	(43,251)	1,982	(41,269)	5%	9%
Other Administration	(102,458)	6,390	(96,068)	(91,108)	3,827	(87,281)	12%	11%
Total	$(447,147)	26,983	(420,164)	(412,042)	19,798	(392,244)	9%	7%

See the accompanying Notes to Unaudited Financial Statements for a description of each Adjustment.

UNAUDITED ADJUSTED CONTRIBUTION TO PROFIT
INCLUDING ALLOCATED SHARED SERVICES AND ADMINISTRATIVE COSTS
FOR THE FOURTH QUARTER AND TWELVE MONTHS ENDED
APRIL 30, 2014 AND 2013
(in thousands)

	Fourth Quarter Ended				Twelve Months Ended
	April 30,				April 30,
	2014	2013	% Change	% Change excl. FX	2014	2013	% Change	% Change excl. FX
Research:
Direct Contribution to Profit	$137,307	120,339	14%	11%	447,139	420,963	6%	6%
Restructuring Charges (Credits) (A)	3,184	2,945			7,774	5,911
Impairment Charges (B)	-	9,917			-	9,917
Adjusted Direct Contribution to Profit	140,491	133,201	5%	3%	454,913	436,791	4%	4%

Allocated Shared Services and Admin. Costs:
Distribution	(10,515)	(11,196)	-6%	-9%	(44,229)	(46,009)	-4%	-4%
Technology	(18,931)	(16,368)	16%	11%	(73,238)	(66,105)	11%	10%
Occupancy and Other	(6,198)	(5,931)	5%	3%	(21,779)	(22,343)	-3%	-3%
Adjusted Contribution to Profit (after allocated	$104,847	99,706	5%	3%	315,667	302,334	4%	4%
Shared Services and Admin. Costs)

Professional Development:
Direct Contribution to Profit	$21,966	14,729	49%	48%	98,725	86,678	14%	14%
Restructuring Charges (Credits) (A)	7,026	6,283			11,860	7,537
Impairment Charges (B)	-	-			-	15,521
Loss (Gain) on Sale of Consumer Publishing Programs (C)	-	3,846			-	(5,983)
Direct Contribution to profit - Divested Consumer Publishing Programs (D)	-	1,664			-	(1,019)
Adjusted Direct Contribution to Profit	28,992	26,522	9%	9%	110,585	102,734	8%	8%

Allocated Shared Services and Admin. Costs:
Distribution	(8,297)	(9,727)	-15%	-15%	(36,158)	(40,664)	-11%	-10%
Technology	(8,339)	(7,524)	11%	11%	(31,599)	(29,187)	8%	8%
Occupancy and Other	(2,892)	(3,327)	-13%	-13%	(10,586)	(11,381)	-7%	-6%
Adjusted Contribution to Profit (after allocated	$9,464	5,944	59%	58%	32,242	21,502	50%	50%
Shared Services and Admin. Costs)

Education:
Direct Contribution to Profit	$5,269	4,678	13%	23%	107,956	103,828	4%	7%
Restructuring Charges (A)	516	1,119			891	1,288
Adjusted Direct Contribution to Profit	5,785	5,797	0%	8%	108,847	105,116	4%	7%

Allocated Shared Services and Admin. Costs:
Distribution	(3,531)	(3,631)	-3%	0%	(15,286)	(15,277)	0%	3%
Technology	(8,599)	(8,179)	5%	6%	(34,401)	(30,727)	12%	13%
Occupancy and Other	(2,290)	(2,186)	5%	9%	(8,401)	(7,079)	19%	22%
Adjusted Contribution to Profit (after allocated	$(8,635)	(8,199)	-5%	-3%	50,759	52,033	-2%	2%
Shared Services and Admin. Costs)

Total Adjusted Contribution to Profit (after allocated Shared Services and Admin. Costs)	$105,676	97,451	8%	6%	398,668	375,869	6%	6%

Unallocated Shared Services and Admin. Costs:
Unallocated Shared Services and Admin. Costs	(47,408)	(57,812)	-18%	-18%	(171,470)	(143,270)	20%	20%
Restructuring Charges (A)	4,669	14,105			22,197	14,557
Impairment Charges (B)	-	5,241			4,786	5,241
Adjusted Unallocated Shared Services and Admin. Costs	$(42,739)	(38,466)	11%	11%	(144,487)	(123,472)	17%	18%

Adjusted Operating Income	$62,937	58,985	7%	3%	254,181	252,397	1%	1%

See the accompanying Notes to Unaudited Financial Statements for a description of each Adjustment.

JOHN WILEY & SONS, INC.
SEGMENT REVENUE STATISTICS
FOR THE FOURTH QUARTER AND TWELVE MONTHS ENDED
APRIL 30, 2014 AND 2013
(in millions)

	Fourth Quarter				Twelve Months
	Ended April 30,				Ended April 30,
RESEARCH	2014	2013	% of revenue	% Change excl. FX	2014	2013	% of Revenue	% Change excl. FX

Revenue by Product/Service:
Journal Subscriptions	$188,939	179,973	64%	2%	$667,313	641,584	64%	4%
Print Books	24,652	26,615	8%	-9%	114,135	127,894	11%	-11%
Digital Books	16,105	11,726	5%	32%	47,693	36,856	5%	27%
Open Access	6,135	2,530	2%	142%	17,673	6,221	2%	184%
Other (Advertising, Backfiles, Rights, )	60,986	62,302	21%	-5%	197,535	197,270	18%	0%
Total Revenue	$296,817	283,146	100%	2%	$1,044,349	1,009,825	100%	3%

Revenue by Subject Category:
Medicine	$84,849	85,478	29%	-3%	$297,775	298,241	29%	0%
Physical Sciences & Engineering	84,123	77,942	28%	5%	293,592	283,626	28%	2%
Life Sciences	75,496	71,303	25%	3%	262,029	238,960	25%	9%
Social Sciences & Humanities	51,544	47,595	18%	4%	187,092	185,355	18%	1%
Other	805	828	0%	-3%	3,861	3,643	0%	6%
Total Revenue	$296,817	283,146	100%	2%	$1,044,349	1,009,825	100%	3%

	Fourth Quarter				Twelve Months
	Ended April 30,				Ended April 30,
PROFESSIONAL DEVELOPMENT	2014	2013	% of Revenue	% Change excl. FX (a)	2014	2013	% of Revenue	% Change excl. FX (a)

Revenue by Product/Service:
Print Books	$52,925	58,774	57%	-10%	$236,317	257,842	65%	-8%
Digital Books	13,395	14,450	14%	-8%	47,747	43,251	13%	10%
Online Training & Assessment	13,488	8,807	14%	53%	40,201	29,854	11%	35%
Other (Rights, Advertising, etc)	13,229	12,908	15%	3%	39,604	39,993	11%	0%
Divested Consumer Publishing Programs	-	5,196			-	45,555
Total Revenue	$93,037	100,135	100%	-2%	$363,869	416,495	100%	-2%

Revenue by Subject Category:
Business and Finance	$47,607	44,642	51%	6%	$170,870	162,602	47%	5%
Technology	19,832	22,486	21%	-12%	77,229	86,431	21%	-10%
Consumer	10,400	12,246	11%	-15%	40,867	45,675	11%	-10%
Professional Education	6,466	6,427	7%	1%	29,209	27,722	8%	6%
Architecture	4,079	4,073	4%	-2%	22,365	23,284	6%	-4%
Psychology	3,478	3,584	4%	-3%	16,290	17,014	4%	-4%
Other	1,175	1,481	2%	-14%	7,039	8,212	3%	-9%
Divested Consumer Publishing Programs	-	5,196			-	45,555
Total Revenue	$93,037	100,135	100%	-2%	$363,869	416,495	100%	-2%
Note (a) - Variance excludes the revenue of the divested Professional Development consumer publishing programs sold in fiscal year 2013.

	Fourth Quarter				Twelve Months
	Ended April 30,				Ended April 30,
EDUCATION	2014	2013	% of Revenue	% Change excl. FX	2014	2013	% of Revenue	% Change excl. FX

Revenue by Product/Service:
Print Textbooks	$22,221	24,256	33%	-5%	$163,153	184,131	44%	-9%
Binder and Custom Products	(414)	55	-1%	-853%	43,556	39,315	12%	11%
Online Program Management (Deltak)	19,792	16,600	29%	19%	70,188	33,745	19%
Digital Books	8,612	6,357	13%	40%	30,136	25,359	8%	21%
WileyPLUS	13,867	11,884	21%	18%	49,457	40,989	13%	22%
Other	3,157	3,421	5%	-5%	10,487	10,919	4%	2%
Total Revenue	$67,235	62,573	100%	10%	$366,977	334,458	100%	12%

Revenue by Subject Category:
Business	$16,486	14,159	25%	19%	$82,841	78,599	23%	7%
Sciences	8,499	8,838	13%	-2%	62,063	62,240	17%	1%
Social Sciences	7,292	7,380	11%	0%	47,563	49,194	13%	-2%
Engineering & Computer Science	5,087	5,768	8%	-10%	37,859	43,247	10%	-11%
Mathematics & Statistics	2,821	2,265	4%	25%	24,720	23,631	7%	5%
Schools (Australia K-12)	2,888	2,907	4%	13%	27,229	28,081	7%	9%
Online Program Management (Deltak)	19,792	16,600	29%	19%	70,188	33,745	19%
Other	4,370	4,656	6%	0%	14,514	15,721	4%	-4%
Total Revenue	$67,235	62,573	100%	10%	$366,977	334,458	100%	12%

JOHN WILEY & SONS, INC.
UNAUDITED STATEMENTS OF FINANCIAL POSITION
(in thousands)

	April 30,
	2014	2013
Current Assets
Cash & cash equivalents	$486,377	334,140
Accounts receivable	149,733	161,731
Inventories	75,495	82,017
Prepaid and other	79,457	57,083
Total Current Assets	791,062	634,971
Product Development Assets	82,940	87,876
Technology, Property and Equipment	188,718	189,625
Intangible Assets	984,661	954,957
Goodwill	903,665	835,540
Income Tax Deposits	64,037	45,868
Other Assets	63,682	57,538
Total Assets	3,078,765	2,806,375

Current Liabilities
Accounts and royalties payable	142,534	143,313
Deferred revenue	385,654	362,970
Accrued employment costs	118,503	85,306
Accrued income taxes	13,324	16,093
Accrued pension liability	4,671	4,359
Other accrued liabilities	64,901	55,128
Total Current Liabilities	729,587	667,169
Long-Term Debt	700,100	673,000
Accrued Pension Liability	164,634	204,362
Deferred Income Tax Liabilities	223,882	197,526
Other Long-Term Liabilities	78,314	75,962
Shareholders' Equity	1,182,248	988,356
Total Liabilities & Shareholders' Equity	$3,078,765	2,806,375

JOHN WILEY & SONS, INC.
UNAUDITED STATEMENTS OF FREE CASH FLOW
(in thousands)

	Twelve Months Ended
	April 30,
	2014	2013
Operating Activities:
Net income	$160,510	144,225
Amortization of intangibles	44,679	41,982
Amortization of composition costs	45,097	51,517
Depreciation of technology, property and equipment	58,321	56,017
Restructuring and impairment charges	47,508	59,972
Gain, net of losses, on sale of consumer publishing programs	-	(5,983)
Deferred tax benefits on U.K. rate changes	(10,634)	(8,402)
Share-based compensation expense	12,851	11,928
Excess tax benefits from share-based compensation	1,466	(193)
Employee retirement plan expense	30,454	35,938
Royalty advances	(107,639)	(105,335)
Earned royalty advances	107,529	100,691
Other non-cash charges and credits	(2,468)	(3,708)
Income tax deposit	(11,968)	(42,077)
Change in deferred revenue	(750)	32,822
Restructuring payments	(28,276)	(5,641)
Net change in operating assets and liabilities, excluding acquisitions	1,544	(26,716)
Cash Provided by Operating Activities	348,224	337,037

Investments in organic growth:
Composition spending	(40,568)	(50,434)
Additions to technology, property and equipment	(57,564)	(58,704)

Free Cash Flow	250,092	227,899

Other Investing and Financing Activities:
Acquisitions, net of cash	(54,515)	(263,272)
Proceeds from sale of consumer publishing programs	3,300	29,942
Repayment of long-term debt	(658,224)	(472,500)
Borrowings of long-term debt	685,324	670,500
Change in book overdrafts	(12,354)	(451)
Cash dividends	(58,953)	(57,426)
Purchase of treasury shares	(63,393)	(73,721)
Proceeds from exercise of stock options and other	55,532	23,806
Excess tax benefits from share-based compensation	(1,466)	193
Cash Used for Investing and Financing Activities	(104,749)	(142,929)

Effects of Exchange Rate Changes on Cash	6,894	(10,660)

Increase in Cash and Cash Equivalents for Period	$152,237	74,310

RECONCILIATION TO GAAP PRESENTATION
Investing Activities:
Composition spending	$(40,568)	(50,434)
Additions to technology, property and equipment	(57,564)	(58,704)
Acquisitions, net of cash	(54,515)	(263,272)
Proceeds from sale of consumer publishing programs	3,300	29,942
Cash Used for Investing Activities	$(149,347)	(342,468)

Financing Activities:
Cash Used for Investing and Financing Activities	$(104,749)	(142,929)
Excluding:
Acquisitions, net of cash	(54,515)	(263,272)
Proceeds from sale of consumer publishing programs	3,300	29,942
Cash (Used for) Provided by Financing Activities	$(53,534)	90,401

Note: The Company’s management evaluates performance using free cash flow.  The Company believes free cash flow provides a meaningful and comparable measure of performance.  Since free cash flow is not a measure calculated in accordance with GAAP, it should not be considered as a substitute for other GAAP measures, including cash used for or provided by operating activities, investing activities and financing activities, as an indicator of performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Stephen M. Smith
Stephen M. Smith
President and Chief Executive Officer

By	/s/ John A. Kritzmacher
John A. Kritzmacher
Executive Vice President and
Chief Financial Officer

Dated: June 17, 2014